Exhibit 99.1

FOR IMMEDIATE RELEASE

Mercury Computer Systems Reports Second Quarter Revenues of $57.9 Million

GAAP Losses per Share of $0.05

Non-GAAP Earnings per Share of $0.01

CHELMSFORD, Mass. — January 25, 2007 — Mercury Computer Systems, Inc. (NASDAQ: MRCY) reported results for its second quarter ended December 31, 2006.

Second quarter revenues were $57.9 million, a decrease of 7% from the prior year’s second quarter and a sequential increase of 18% from the first quarter of the current fiscal year.

Second quarter GAAP operating losses were $7.5 million. Second quarter GAAP net losses were $1.0 million. The GAAP net losses were favorably impacted by the receipt of a $2.4 million settlement of litigation relating to a foreign subsidiary and a tax loss benefit of $3.8 million. GAAP diluted losses per share were $0.05 for the second quarter. GAAP net losses include $5.2 million in charges, consisting of $3.1 million in stock-based compensation costs, $1.8 million in amortization of acquired intangible assets, and $0.3 million in restructuring costs. Excluding the impact of these charges, second quarter non-GAAP operating losses were $2.3 million. Second quarter non-GAAP net income was $0.2 million. Non-GAAP net income was favorably impacted by $2.6 million other income, which included the $2.4 million litigation settlement, and was adversely impacted by a $0.1 million tax provision. Non-GAAP diluted earnings per share were $0.01 for the second quarter.

Cash flows from operating activities were a net outflow of $5.3 million in the second quarter. Cash, cash equivalents, and marketable securities as of December 31, 2006 were $136.5 million.

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Mercury Computer Systems Reports Second Quarter Revenues of $57.9 Million	Page 2

“We continue to be buffeted by head winds in our primary markets,” said Jay Bertelli, President and Chief Executive Officer of Mercury Computer Systems, Inc. “However, the investments we have been making in technology such as the Cell BE processor and in markets such as 3D PACS in Life Sciences are generating design wins, confirming that our strategy is working.”

Backlog

The Company’s total backlog at the end of the second quarter was $93.3 million, a $12.5 million increase over the same quarter last year, and a $3.5 million sequential decrease from the first quarter of the current fiscal year. Of the current total backlog, $79.5 million represents shipments scheduled over the next 12 months. The book-to-bill ratio was 0.94 for the quarter.

Revenue by Segment

•	Defense—Revenues for the quarter from Defense were $26.8 million, representing 46% of the Company’s total revenues. Revenues in the defense business unit continue to be adversely affected by the shift in government funding from procurement of intelligence, surveillance and reconnaissance (ISR) systems to more immediate and tactical requirements.

•	Commercial Imaging and Visualization—Revenues for the quarter from Commercial Imaging and Visualization were $11.3 million, representing 20% of the Company’s total revenues. The continued decline in the 2D reconstruction legacy business was partially offset by growth in the 3D visualization business.

•	Advanced Solutions—Revenues for the quarter from Advanced Solutions were $14.1 million, representing 24% of the Company’s total revenues. Advanced Solutions experienced continued strength in its traditional semiconductor business and year-over-year growth in sales to communications customers.

•	Modular Products and Services—Revenues for the quarter from Modular Products and Services were $5.7 million, representing 10% of the Company’s total revenues.

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Business Outlook

This section presents our current expectations and estimates, given current visibility, on our business outlook. It is possible that actual performance will differ materially from the ranges and estimates given—either on the upside or on the downside. Investors should consider all of the risks, including those listed in the Safe Harbor Statement below, with respect to these estimates, and make themselves aware of the risk factors that may impact the Company’s actual performance.

For the full year, the Company currently expects revenues to approximate $230 million. This represents a decline from the previously guided range of $235 million to $245 million.

The Company currently expects fiscal year 2007 GAAP diluted losses per share to be approximately $0.85. Excluding the impact of stock-based compensation costs, amortization of acquired intangible assets, restructuring costs, and in-process research and development charges, the Company currently expects fiscal year 2007 non-GAAP diluted losses per share to be approximately $0.13.

For the third quarter of fiscal year 2007, revenues are currently expected to approximate $55 million.

The Company currently expects third quarter fiscal 2007 GAAP diluted losses per share to be approximately $0.31. Excluding the impact of stock-based compensation costs and amortization of acquired intangible assets, third quarter fiscal year 2007 non-GAAP diluted losses per share are currently expected to be approximately $0.18.

Recent Highlights

In the second quarter of fiscal 2007, the Company reported several new customers in life sciences, increasing interest in Mercury’s Cell Broadband Engine™ (BE) processor-based solutions, and continued adoption of industry-standard technology which Mercury helped to create. These trends signal the growing need for performance acceleration, as well as a growing transition from in-house design and build to third-party solutions, for computationally intensive applications. Organizations are increasingly moving toward optimized, more cost-effective

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solutions that help to free up valuable in-house resources and deliver faster time to market; and as evidenced in the second quarter, they are turning to Mercury.

In November, Mercury announced three strategic relationships with leading medical imaging OEMs to provide a broad range of solutions based on the Visage™ PACS (picture archiving and communications system), Visage VS (volume rendering), and Visage CS (client/server) offerings. BRIT Systems, Koning Corporation, and Genesis Digital Imaging signed agreements with Mercury to integrate Visage systems into their PACS/RIS (radiology information system), scanner equipment, and PACS product lines, respectively. Mercury’s robust Visage product line will enable customers to deliver significantly faster and more efficient radiological workflow throughout hospitals and clinical enterprises, outstanding image quality for 2D, 3D, and 4D data, and web-enabled image distribution.

Mercury also signed a strategic cooperation with The Institute of Medical Physics (IMP) of Erlangen for the joint development and commercialization of medical imaging technology deployed on the Cell BE processor. Preliminary results show a 100x improvement in CT (computed tomography) reconstruction speed as well as enhanced visualization of medical imaging data.

Mercury is working with numerous technology companies and educational institutions in leveraging the performance capabilities of the Cell BE processor, to solve various specialized application challenges in seismic computation, video processing, various semiconductor process applications, synthetic aperture radar (SAR), molecular modeling in biotech, and ray tracing. Organizations such as the Lawrence Livermore National Laboratory and the Software Integration and Visualization Office (SIVO) at the NASA Goddard Space Flight Center have purchased Mercury Cell BE processor-based hardware, software, and/or optimization services. Other companies highlighted in second quarter announcements include Boston University and Mentor Graphics.

In November, preliminary results of an order-of-magnitude performance improvement were announced for the joint development effort with the Structural Bioinformatics Lab of Boston

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University (BU), in which the Mercury/BU team successfully migrated a specialized biotech application to the Cell BE processor, in a smaller system footprint over the previous configuration. The BU-developed approach to drug design is now more commercially viable, and has the potential to revolutionize the cost and pace of new drug development for the industry.

Also in November, Mercury announced its partnership with Mentor Graphics, the worldwide leader in EDA (electronic design automation) solutions, and the development of the first Cell BE processor-based platform for the EDA market. The fully integrated platform combines a standard compute cluster with the Cell BE processor and optimized software, to cost-effectively deliver up to a 20x increase in compute capacity and speed now required for resolution enhancement tool (RET) applications at and below 45nm.

Mercury is actively driving the adoption of the Cell BE processor through a number of other deep customer engagements, and participation in numerous technical forums. To date, Mercury technology leaders have presented on the programmability, performance, and implementation of the Cell BE processor in 44 technology sessions across the globe.

Also in the quarter, Mercury furthered adoption of industry-standard interconnect technology with the selection by Applied Micro Circuits Corporation (AMCC) of Mercury Serial RapidIO® Verification Intellectual Property (IP) and Serial RapidIO IP core products. Engineers at AMCC, a leader in network and embedded PowerPC® processing, optical transport and storage solutions, intend to use the verification products at the pre-silicon stage to model and simulate interactions with other interfaces in the chip design, enabling more rapid integration of RapidIO technology for faster time to market.

Going into the third quarter, Mercury introduced VistaNav®-SSR, a fully integrated Unmanned Aircraft System (UAS) for cost-effective remote sensing applications. VistaNav-SSR (Smart Surveillance & Reconnaissance) comprises a ground station, integrated VistaNav synthetic vision system, a small unmanned aerial vehicle (UAV), and various electronic sensor systems. It is designed to enable customers to perform very high-performance missions at an affordable cost,

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while significantly minimizing human error, and human fatalities, in applications that include oil and gas pipeline monitoring and forest fire detection.

Conference Call Information

Mercury will host a conference call on Thursday, January 25, 2007 at 5:00 p.m. ET to discuss the second quarter 2007 results and review the financial and business outlook for the remainder of the year.

To listen to the conference call, dial (800) 478-6251 in the USA and Canada, and for international, dial (913) 981-5558. The conference code number is 3194953. Please call five to ten minutes prior to the scheduled start time. This call will also be broadcast live over the web at www.mc.com/investor under Financial Events.

A replay of the call by telephone will be available from approximately 8:00 p.m. ET on Thursday, January 25 through midnight ET on Friday, February 2. To access the replay, dial (888) 203-1112 in the USA and Canada, and for international, dial (719) 457-0820. Enter access code 3194953. A replay of the webcast of the call will be available for an extended period of time on the Financial Events page of the Company’s website at www.mc.com/investor.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides non-GAAP financial measures adjusted to exclude certain specified charges, which the Company believes are useful to help investors better understand its past financial performance and prospects for the future. However, the presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP financial measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with their corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial measures discussed in this press release, and a detailed explanation of each of these non-GAAP adjustments, is contained in the attached exhibits.

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Mercury Computer Systems Reports Second Quarter Revenues of $57.9 Million	Page 7

Forward-Looking Safe Harbor Statement

This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to fiscal 2007 business performance and beyond. You can identify these statements by our use of the words “may,” “will,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, continued funding of defense programs, the timing of such funding, changes in the U.S. Government’s interpretation of federal procurement rules and regulations, market acceptance of the Company’s products, shortages in components, production delays due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, and difficulties in retaining key customers. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s recent filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended June 30, 2006. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Mercury Computer Systems, Inc. – Where Challenges Drive Innovation

Mercury Computer Systems is the leading provider of computing systems and software for data-intensive applications that include image processing, signal processing, and visualization. With a strong commitment to innovation, our expertise in algorithm optimization, systems development, and silicon design is blended with software application knowledge and industry-standard technologies to solve unique computing challenges. We work closely with our customers to architect solutions that have a meaningful impact on everyday life: detecting aneurysms; designing safer, more fuel-efficient aircraft; identifying security threats; discovering oil; developing new drugs; and visualizing virtually every aspect of scientific investigation.

Mercury’s comprehensive, purpose-built solutions capture, process, and present data for the world’s largest medical imaging companies, 8 of the 10 top defense prime contractors, and other leading Fortune 500 and mid-market companies in semiconductor, energy, telecommunications, and other industries. Our dedication to performance excellence and collaborative innovation continues a 23-year history in enabling customers to stay at the forefront of the markets they serve.

Mercury is based in Chelmsford, Massachusetts and serves customers worldwide through a broad network of direct sales offices, subsidiaries, and distributors. We are listed on the Nasdaq National Market (NASDAQ: MRCY). Visit Mercury at www.mc.com.

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Contact:

Robert Hult, SVP, Chief Financial Officer

978-967-1990 / rhult@mc.com

Cell Broadband Engine is a trademark of Sony Computer Entertainment Inc. Visage and VistaNav are trademarks of Mercury Computer Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

MERCURY COMPUTER SYSTEMS, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2006	June 30, 2006
Assets
Current assets:
Cash and cash equivalents	$16,736	$22,983
Marketable securities	73,916	113,057
Accounts receivable, net	41,449	34,518
Inventory	26,149	19,870
Deferred tax assets, net	6,496	6,495
Prepaid expenses and other current assets	7,655	4,226

Total current assets	172,401	201,149

Marketable securities	45,882	26,162
Property and equipment, net	30,741	32,091
Goodwill	93,971	91,850
Acquired intangible assets, net	19,947	22,876
Deferred tax assets, net	9,513	7,535
Other non-current assets	4,395	4,783

Total assets	$376,850	$386,446

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$18,224	$14,196
Accrued expenses	10,097	8,236
Accrued compensation	9,506	9,146
Notes payable and current capital lease obligation	60	10,067
Income taxes payable	1,574	3,247
Deferred revenues and customer advances	13,883	12,844

Total current liabilities	53,344	57,736
Notes payable and non-current capital lease obligation	125,042	125,627
Accrued compensation	1,741	1,564
Deferred tax liabilities, net	7,852	8,732
Other long-term liabilities	979	798

Total liabilities	188,958	194,457

Shareholders’ equity:
Common stock	212	210
Additional paid-in capital	84,346	77,999
Retained earnings	101,120	113,808
Accumulated other comprehensive income (loss)	2,214	(28)

Total shareholders’ equity	187,892	191,989

Total liabilities and shareholders’ equity	$376,850	$386,446

MERCURY COMPUTER SYSTEMS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three months ended December 31,		Six months ended December 31,
	2006	2005	2006	2005
Net revenues	$57,920	$62,501	$106,867	$129,401
Cost of revenues (1)	25,249	23,699	47,197	48,218

Gross profit	32,671	38,802	59,670	81,183

Operating expenses:
Selling, general and administrative (1)	22,938	21,215	43,621	41,374
Research and development (1)	15,131	14,834	29,584	30,708
Amortization of acquired intangible assets	1,777	2,521	3,549	4,041
In-process research and development	—	—	3,060	548
Restructuring and impairment of long-lived assets	287	—	1,056	—

Total operating expenses	40,133	38,570	80,870	76,671

(Loss) income from operations	(7,462)	232	(21,200)	4,512

Interest income	1,601	1,483	3,399	3,052
Interest expense	(1,594)	(1,050)	(2,548)	(2,086)
Other income (expense), net	2,605	(24)	2,622	(29)

(Loss) income before income taxes	(4,850)	641	(17,727)	5,449

Income tax (benefit) provision	(3,815)	(592)	(5,039)	1,144

Net (loss) income	$(1,035)	$1,233	$(12,688)	$4,305

Net (loss) income per share:
Basic	$(0.05)	$0.06	$(0.60)	$0.21

Diluted	$(0.05)	$0.06	$(0.60)	$0.20

Weighted average shares outstanding:
Basic	21,174	21,006	21,150	20,984

Diluted	21,174	21,376	21,150	21,435

(1) Includes stock-based compensation expense, which was allocated as follows:
Cost of Revenues	$122	$22	$51	$168
Selling, general and administrative	$2,378	$1,599	$4,135	$2,976
Research and development	$590	$374	$1,128	$935

MERCURY COMPUTER SYSTEMS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three months ended December 31,		Six months ended December 31,
	2006	2005	2006	2005
Cash flows from operating activities:
Net (loss) income	$(1,035)	$1,233	$(12,688)	$4,305
Depreciation and amortization	4,533	4,888	8,939	8,678
In-process research and development	—	—	3,060	550
Other and non-cash items, net	1,445	(4,767)	2,914	2,327
Changes in operating assets and liabilities	(10,252)	1,289	(12,971)	4,483

Net cash (used in) provided by operating activities	(5,309)	2,643	(10,746)	20,343

Cash flows from investing activities:
Sales (purchases) of marketable securities, net	13,638	7,949	19,903	48,781
Purchases of property and equipment	(1,545)	(2,842)	(4,076)	(5,399)
Acquisitions, net of cash acquired, and acquired intangibles	(115)	(2,095)	(1,612)	(69,535)

Net cash provided by (used in) investing activities	11,978	3,012	14,215	(26,153)

Cash flows from financing activities:
Proceeds from employee stock option and purchase plans	586	3,337	1,058	4,789
Repurchases of common stock	(50)	(6,029)	(69)	(12,284)
Payments of principal under notes payable and capital leases, net	(9,858)	(254)	(10,704)	(462)
Gross tax windfall from stock-based compensation	25	97	46	180

Net cash used in financing activities	(9,297)	(2,849)	(9,669)	(7,777)

Effect of exchange rate changes on cash and cash equivalents	24	125	(47)	(16)

Net (decrease) increase in cash and cash equivalents	(2,604)	2,931	(6,247)	(13,603)

Cash and cash equivalents at beginning of period	19,340	26,609	22,983	43,143

Cash and cash equivalents at end of period	$16,736	$29,540	$16,736	$29,540

UNAUDITED SUPPLEMENTAL INFORMATION—RECONCILIATION OF GAAP TO NON-GAAP MEASURES

The Company provides non-GAAP operating (losses) income, non-GAAP net income (losses), and non-GAAP basic and diluted earnings (losses) per share as supplemental measures to GAAP regarding the Company’s operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Stock-based compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards. In accordance with SFAS No. 123R, stock-based compensation expense is calculated as of the grant date of each stock-based award, and generally cannot be changed or influenced by management after the grant date. Management believes that exclusion of these expenses allows comparisons of operating results that are consistent with periods prior to the Company’s adoption of SFAS No. 123R, and allows comparisons of the Company’s operating results to those of other companies, both public, private or foreign, that have not adopted SFAS No. 123R, are not required to adopt SFAS No. 123R, or have adopted SFAS No. 123R at a later date than the Company.

Amortization of acquired intangible assets. The Company incurs amortization of intangibles related to various acquisitions it has made in recent years. These intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Management believes that exclusion of these expenses allows comparisons of operating results that are consistent over time for both our newly-acquired and long-held businesses.

In-process research and development. The Company incurs in-process research and development expenses when technological feasibility for acquired technology has not been established at the acquisition date and no future alternative use for such technology exists. These costs do not relate to the Company’s ongoing operations and generally cannot be changed or influenced by management at the time of or after the acquisition. Management believes that exclusion of these expenses allows comparisons of operating results that are consistent over time for both our newly-acquired and long-held businesses.

Restructuring and impairment of long-lived assets. The Company incurs restructuring charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities. The Company incurs impairment charges of intangible assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results, and that exclusion of these expenses allows comparisons of operating results that are consistent across past, present and future periods.

Adjustments for related tax impact. Finally, for purposes of calculating non-GAAP net income (losses) and non-GAAP basic and diluted earnings (losses) per share, management adjusts the provision (benefit) for income taxes to tax effect the non-GAAP adjustments described above as they have a significant impact on the Company’s income tax provision (benefit).

Management excludes the above-described expenses and their related tax impact from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining the portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making.

These non-GAAP financial measures have not been prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the non-GAAP financial adjustments described above, and investors should not infer from the Company’s presentation of these non-GAAP financial measures that these costs are unusual, infrequent or non-recurring.

The following tables reconcile the non-GAAP financial measures to their most directly comparable GAAP financial measures.

(in thousands, except per share data)

	Three months ended December 31,		Six months ended December 31,
	2006	2005	2006	2005
(Loss) income from operations	$(7,462)	$232	$(21,200)	$4,512
Stock-based compensation	3,090	1,995	5,314	4,079
Amortization of acquired intangible assets	1,777	2,521	3,549	4,041
In-process research and development	—	—	3,060	548
Restructuring and impairment of long-lived assets	287	—	1,056	—

Non-GAAP (loss) income from operations	$(2,308)	$4,748	$(8,221)	$13,180

	Three months ended December 31,		Six months ended December 31,
	2006	2005	2006	2005
Net (loss) income	$(1,035)	$1,233	$(12,688)	$4,305
Stock-based compensation	3,090	1,995	5,314	4,079
Amortization of acquired intangible assets	1,777	2,521	3,549	4,041
In-process research and development	—	—	3,060	548
Restructuring and impairment of long-lived assets	287	—	1,056	—
Tax impact of excluding the above items	(3,906)	(2,139)	(3,615)	(3,091)

Non-GAAP net income (loss)	$213	$3,610	$(3,324)	$9,882

Non-GAAP net income (loss) per share:
Basic	$0.01	$0.17	$(0.16)	$0.47

Diluted	$0.01	$0.16	$(0.16)	$0.43

Non-GAAP weighted average shares outstanding:
Basic	21,174	21,006	21,150	20,984

Diluted (1)	21,464	25,511	21,150	25,570

(1) When calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Assuming a 30% tax rate, dilution occurs when net income is $3.0 million per quarter. Accordingly, for non-GAAP net income for the three months ended December 31, 2006, diluted shares exclude the conversion of the convertible debt as the effect would be anti-dilutive. For the three months ended December 31, 2005, diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the three months ended December 31, 2005, 4.1 million shares have been included in diluted shares and $0.6 million of net interest expense and deferred financing costs have been added back to net income for the diluted earnings per share calculation.

MERCURY COMPUTER SYSTEMS, INC.

RECONCILIATION OF FORWARD-LOOKING GUIDANCE

Year ending June 30, 2007

Earnings Per Share—Diluted
GAAP expectation	(0.85)
Adjustment to exclude stock-based compensation	0.50
Adjustment to exclude amortization of acquired intangible assets	0.33
Adjustment to exclude in-process research and development	0.15
Adjustment to exclude restructuring and impairment of long-lived assets	0.05
Adjustment for tax impact	(0.31)

Non-GAAP expectation	(0.13)

RECONCILIATION OF FORWARD-LOOKING GUIDANCE
Quarter ending March 31, 2007
Earnings Per Share—Diluted
GAAP expectation	(0.31)
Adjustment to exclude stock-based compensation	0.13
Adjustment to exclude amortization of acquired intangible assets	0.08
Adjustment for tax impact	(0.08)

Non-GAAP expectation	(0.18)